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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-K


                                CURRENT REPORT


                    Pursuant To Section 13 of 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) January 25, 1996
                                                       ________________


                               KCS Energy, Inc.

            (Exact name of registrant as specified in its charter)


          Delaware                     1-11698                  22-2889587
________________________________________________________________________________

State or other Jurisdiction          (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)


        379 Thornall Street, Edison, New Jersey               08837
________________________________________________________________________________
        (Address of principal executive offices)            (Zip Code)


                                (908) 632-1770
________________________________________________________________________________
              Registrant's telephone number, including area code


                                NOT APPLICABLE
________________________________________________________________________________
        (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

         Sale of Securities. On January 25, 1996, KJS Energy, Inc. (the "Company") consummated the sale of $150,000,000 aggregate principal amount of its 11% Senior Notes due 2003 (the "Notes"), which Notes are unconditionally guaranteed on a senior unsecured basis by each of the Company's subsidiaries (the "Subsidiary Guarantors").

         Use of Proceeds. The net proceeds to the Company from the sale of the Notes are estimated to be approximately $145,000,000 after deducting discounts to the initial purchasers and estimated offering expenses. These proceeds will be utilized by the Company to repay in full a note recently sold to a third party and to reduce the outstanding indebtedness under its bank credit facilities.

         The Notes. The Notes were issued pursuant to an Indenture dated January 15, 1996 ("Indenture") between the Company, the Subsidiary Guarantors and Fleet National Bank of Connecticut as trustee (the "Trustee"). The Notes will mature on January 15, 2003 and will bear interest at the rate of 11% per annum, payable semiannually on January 15 and July 15 of each year, commencing July 15, 1996. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after January 15, 2000, at the following redemption prices, together with accrued interest to the date of redemption: during the 12 months beginning January 15, 2000 at 105.50%; during the 12 months beginning January 15, 2001 at 102.75%; and from January 15, 2002 and thereafter at 100.00%. In the event the Company consummates a Public Equity Offering (as defined in the Indenture) on or prior to January 15, 1999, the Company may at its option use all or a portion of the proceeds from such offering to redeem up to $35 million principal amount of the Notes at a redemption price equal to 111% of the aggregate principal amount thereof, together with accrued interest to the date of redemption, provided that at least $115 million aggregate principal amount of the Notes remain outstanding immediately after such redemption. In addition, upon a Change of Control (as defined in the Indenture), each holder of Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a price equal to 101% of the aggregate principal amount thereof, together with accrued interest to the date of purchase. The Notes will be senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future senior indebtedness of the Company and senior to all future subordinated indebtedness of the Company.

         Guarantee by Subsidiaries. The Notes will be unconditionally guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors, and these subsidiary guarantees will rank pari passu in right of payment with all existing and future unsecured indebtedness of the Subsidiary Guarantors.

         Placement of Notes. Subject to the terms and conditions set forth in the Purchase Agreement dated January 19, 1995, the Company sold the Notes to the initial purchasers: Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Nomura Securities International, Inc. and PaineWebber Incorporated.

         Registration Rights Agreement. The Company has also entered into an agreement pursuant to which the Company will file a registration statement with the SEC with respect to an offer to exchange the Notes for senior debt securities of the Company with terms substantially identical to the Notes and will use its commercially reasonable best efforts to cause such registration statement to become effective within a specified time.
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ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

        (a)  None.

        (b)  None.

        (c)  Exhibits.

        1. Purchase Agreement dated January 19, 1996 between the Company, the Subsidiary Guarantors named therein and Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Nomura Securities International, Inc. and PaineWebber Incorporated.

        4. Indenture dated as of January 15, 1996 between the Company, the Subsidiary Guarantors named therein and Fleet National Bank of Connecticut, as Trustee.

        10. Registration Rights Agreement dated as of January 25, 1996 among the Company, the Subsidiary Guarantors named therein, and Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Nomura Securities International, Inc. and PaineWebber Incorporated.

        99. Press Release dated January 25, 1996 announcing the Company's completion of its private placement of an aggregate of $150,000,000 in Senior Notes due 2003.
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  KCS ENERGY, INC.


                                  By:  /s/ HENRY A. JURAND
                                      -----------------------------------------
                                       Henry A. Jurand
                                       Vice President, Chief Financial Officer
                                       and Secretary
DATED: January 25, 1996

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             EXHIBIT INDEX


        1. Purchase Agreement dated January 19, 1996 between the Company, the Subsidiary Guarantors named therein and Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Nomura Securities International, Inc. and PaineWebber Incorporated.

        4. Indenture dated as of January 15, 1996 between the Company, the Subsidiary Guarantors named therein and Fleet National Bank of Connecticut, as Trustee.

        10. Registration Rights Agreement dated as of January 25, 1996 among the Company, the Subsidiary Guarantors named therein, and Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Nomura Securities International, Inc. and PaineWebber Incorporated.

        99. Press Release dated January 25, 1996 announcing the Company's completion of its private placement of an aggregate of $150,000,000 in Senior Notes due 2003.